                                                                   Exhibit 21.1

                                Subsidiaries of
                       STERLING CHEMICALS HOLDINGS, INC.
                            As of September 30, 2000

Owns 100% of:

  Sterling Chemicals, Inc., a Delaware corporation

       Owns 100% of:

       Sterling Fibers, Inc., a Delaware corporation

       Sterling Chemicals Acquisitions, Inc., a Delaware corporation

             Owns 100% of:

             Sterling Pulp Chemicals Fuzhou, Ltd., an Ontario corporation

             Sterling (Sask) Holdings Ltd., an Ontario corporation

                    Owns 100% of:

                    Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

                         Owns 100% of

                         619220 Saskatchewan Ltd., a Saskatchewan corporation

       Sterling Chemicals International, Inc., a Delaware corporation

       Sterling Chemicals Energy, Inc., a Delaware corporation

       Sterling Chemicals Marketing, Inc., a Barbados corporation

       Sterling Canada, Inc., a Delaware corporation

             Owns 100% of:

             Sterling Pulp Chemicals US, Inc., a Delaware corporation

                    Owns 100% of:

                    Sterling Pulp Chemicals, Inc., a Georgia corporation

             Sterling NRO, Ltd., an Ontario corporation

             Sterling Pulp Chemicals, Ltd., an Ontario corporation